SEWARD & KISSEL LLP
                               1200 G STREET, NW
                                   SUITE 350
                              WASHINGTON, DC 20005


                           Telephone: (202) 737-8833
                           Facsimile: (202) 737-5184
                                 www.sewkis.com

                                                      December 28, 2011


The AllianceBernstein Pooling Portfolios
1345 Avenue of the Americas
New York, New York 10105

Ladies and Gentlemen:

          We have acted as counsel for The AllianceBernstein Pooling Portfolios (the "Trust") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an indefinite number of shares (the "Shares") representing the beneficial interest in the AllianceBernstein Global Core Bond Portfolio (the "Portfolio"), as set forth in the Trust's Agreement and Declaration of Trust (the "Declaration"). The Trust was formed under Massachusetts law, is a trust with transferable shares of the type commonly called a "Massachusetts business trust" and is registered under the Investment Company Act of 1940, as amended, as an open-end management investment company. This opinion relates to the Shares of each class of the Portfolio being registered pursuant to the Post-Effective Amendment to the Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission (the "Commission") pursuant to paragraph (a) of Rule 485 under the Securities Act (as so amended, the "Registration Statement") in which this letter is included as Exhibit (i).

          As counsel for the Trust, we have participated in the preparation of the Registration Statement. We have examined the Declaration and By-laws of the Trust and any amendments and supplements thereto and have relied upon such records of the Trust and such other documents and certificates as to factual matters as we have deemed to be necessary to render the opinion expressed herein.

          Based on such examination, and subject to the qualification concerning possible shareholder liability set forth below, we are of the opinion that the Shares of the Portfolio to be offered for sale pursuant to the Registration Statement are, to the extent of the number of Shares of the relevant classes of the Portfolio authorized to be issued by the Trust in its Declaration, duly authorized, and, when sold, issued and paid for as contemplated by the Registration Statement, will have been validly issued and will be fully paid and non-assessable Shares of the Portfolio under the laws of the Commonwealth of Massachusetts.

          Under Massachusetts law, shareholders of a trust could, under certain circumstances, be held personally liable for the obligations of the trust by reason of being or having been a shareholder of the trust. However, the Declaration disclaims shareholder liability for acts or obligations of the Trust and requires that the notice of such disclaimer be given in each agreement, obligation or instrument entered into or executed by the Trust or its Trustees. The Declaration provides for indemnification out of the property of the Trust for all loss and expense of any shareholder held personally liable for the obligations of the Trust by reason of being or having been a shareholder of the Trust. Thus, the risk of a shareholder incurring financial loss by reason of being or having been a shareholder of a Portfolio is limited to circumstances in which the Trust itself would be unable to meet its obligations.

          We do not express an opinion with respect to any laws other than the laws of Massachusetts applicable to the issuance of shares of beneficial interest in a domestic business trust. Accordingly, our opinion does not extend to, among other laws, the federal securities laws or the securities or "blue sky" laws of Massachusetts or any other jurisdiction.

          We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "General Information--Counsel" in the Part B thereof.

                                        Very truly yours,


                                        /S/ Seward & Kissel LLP

SK 00250 0157 1253148